SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Pooled® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

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Delaware REIT Fund
Your vote makes a difference.  Please vote TODAY!

Shareholder Name
Address
Address
Address

Reference Number:

URGENT NOTICE - UPCOMING SHAREHOLDER MEETING

Dear Delaware REIT Fund Shareholder:

Earlier this year, we mailed you proxy materials that outlined an important proposal for your Fund. The proposed changes to the Fund’s fundamental investment restriction relating to industry concentration would provide the Fund with greater investment flexibility to pursue a global listed real assets strategy. If the proposed amendment to the fundamental investment restriction is approved, it would be easier for the Fund to respond to possible future investment opportunities in global listed real assets securities.

After careful consideration, your Board recommends that you vote FOR the proposal. The proposal also has the support of an independent, nationally-recognized proxy advisory firm.

We have not yet received your vote. We urge you to vote before July 19, 2019, the date of your fund’s Special Shareholder Meeting. By taking a moment to vote now, you save the fund the additional cost of further mailings and phone calls.

Voting takes only a few minutes and can be done over the phone by calling 1-888-916-1720 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern time, Monday through Friday and between 12:00 p.m. and 6:00 p.m. Eastern time on Saturday.

You will be connected with a representative of Computershare Fund Services, the firm assisting your Fund in the effort of gathering votes. You will be asked for the reference number above in order to locate your voting record. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

Thank you for your consideration of this proposal and for investing with Delaware Funds by Macquarie.

Sincerely,

Shawn K. Lytle
President, Chief Executive Officer, and Trustee